UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, on July 31, 2006, Cyberonics, Inc. ( "Company") received a notice of default and demand letter ("Notice of Default") dated July 28, 2006 from Wells Fargo Bank, National Association (the "Trustee"), pursuant to which the Trustee asserted that the Company was in default of its obligations under the Indenture dated September 27, 2005 ("Indenture"), between the Company, as issuer, and the Trustee, as trustee, with respect to the Company’s $125 million of 3.0% Senior Subordinated Convertible Notes due 2012 ("Notes"), as a result of the Company’s failure (a) to timely file with the Securities and Exchange Commission ("SEC") its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 ("2006 Form 10-K") by July 12, 2006 and (b) to deliver a copy of the 2006 Form 10-K to the Trustee by July 27, 2006. As stated in the prior disclosure, the Company does not believe that an event of default has occurred; however, if the Company’s interpretation is not correct, then unless the Company cured the default by filing with the SEC and delivering to the Trustee a copy of the 2006 Form 10-K by September 27, 2006, the alleged default under the Indenture would ripen into an "event of default" under the Indenture on September 27, 2006 (61 days after the date of the Notice of Default), permitting the Trustee or the holders of 25% in aggregated principal amount of the Notes to declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

On October 2, 2006, the Company received a notice of acceleration and demand letter ("Notice of Acceleration") dated September 27, 2006 from the Trustee informing the Company that, pursuant to the Indenture, the Trustee has declared the Notes due and payable at their principal amount together with accrued and unpaid interest, and fees and expenses, and it demands that all such principal, interest, fees and expenses under the Notes be paid to the Trustee immediately.

The Company believes that neither a default nor an "event of default" has occurred under the Indenture. Section 9.6 of the Indenture requires the Company to deliver to the Trustee "within 15 days after it files them" with the SEC copies of all annual reports and other information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Section 9.6 of the Indenture specifically requires the Company to deliver a copy of its 2006 Form 10-K within 15 days after the date it is filed with the SEC. This Indenture provision does not require the Company to file the 2006 Form 10-K by any particular date. The Company will furnish to the Trustee copies of its 2006 Form 10-K within 15 days after it files such report with the SEC. The Company believes that this action will comply fully with the Indenture.

To clarify its rights and responsibilities under the Indenture, the Company filed a declaratory judgment action on October 3, 2006 styled Cyberonics, Inc. v. Wells Fargo Bank, N.A., as Trustee Under Indenture, No. 06-63284, in the 165th District Court of Harris County, Texas. In the lawsuit, the Company seeks a declaration that no event of default has occurred under the Indenture and requests attorney fees under the Declaratory Judgment Act. The Company will pursue a declaration if the matter cannot be resolved amicably.

If the Company’s interpretation of Section 9.6 of the Indenture is determined to be incorrect, a default and, therefore, an "event of default" will have occurred under the Indenture. If an event of default has occurred under the Indenture, all unpaid principal and accrued interest on the outstanding Notes will be due and payable immediately unless the Company negotiates an amendment to the terms of the Indenture.

Any event of default under the Indenture constitutes an event of default under the Company’s Credit Agreement dated January 13, 2006 with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Administrative Agent") and the lenders who are party thereto ("Lenders"). As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2006, the Company entered into a Consent and Amendment Agreement ("Consent") that same date with the Administrative Agent and Lenders providing that certain events will not constitute a default under the Credit Agreement prior to October 31, 2006, including the Company’s failure to timely file with the SEC its 2006 Form 10-K. If a default has occurred under the Indenture and the Company is unable to negotiate an appropriate amendment to the Consent to include such default under the Indenture, then the lenders may accelerate the due date of all loans then outstanding under the Credit Agreement. As of August 4, 2006, loans aggregating $5 million in principal amount, representing the minimum for which the Company must pay interest, were outstanding under the Credit Agreement.

Item 8.01 Other Events.

As previously announced, the Audit Committee of the Board of Directors of the Company is conducting a review of the Company’s stock option grants, procedures, and practices, including compliance with Generally Accepted Accounting Principles and all applicable statutes, rules, and regulations. This review, which is being assisted by independent legal counsel and accounting experts, has not yet been completed.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and "forecast," or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning the completion of the Audit Committee’s internal review and any restatement of our financial statements. Our actual decisions, performance, financial restatements and results may differ materially. Important factors that may cause actual decisions, performance, financial restatements and results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer's disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the time needed to complete the Audit Committee’s review of stock option grants, procedures, and practices; the results of the inquiries by the SEC and by the Office of the United States Attorney for the Southern District of New York into the Company’s stock option granting practices and procedures and the Audit Committee’s review; the impact of any restatement of the Company's financial statements or other actions that might be taken or required as a result of such inquiries or review; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company's stock option grants, procedures, and practices; uncertainties associated with the hearing conducted before the NASDAQ Listing Qualifications Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties related to the notice of acceleration under the convertible note Indenture and the declaratory judgment litigation styled Cyberonics, Inc. v. Wells Fargo Bank, N.A., as Trustee Under Indenture, No. 06-63284, in the 165th District Court of Harris County, Texas; and other risks detailed from time to time in the Company's filings with the SEC. For a detailed discussion of many of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

October 6, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary